UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2019

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MRLN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Marlin Services Business Corp. (the “Company”) with the United States Securities and Exchange Commission on August 1, 2019, Edward R. Dietz stepped down from his position as the Company’s Senior Vice President, General Counsel and Corporate Secretary effective December 31, 2019. Mr. Dietz entered into a separation and general release agreement that describes the benefits to which he will be entitled in connection with his departure, which include payment of his target annual incentive bonus for the Company’s 2019 fiscal year under the Company’s Management Cash Incentive Plan. The separation and general release agreement subjects Mr. Dietz to a twelve (12) month restrictive covenant containing non-solicit provisions.

As previously announced on October 31, 2019 in the Company’s third quarter 2019 earnings release, effective January 1, 2020, Ryan Melcher, age 40, formerly Senior Vice President and Deputy General Counsel of the Company since November 1, 2019, was appointed Senior Vice President, General Counsel and Corporate Secretary of the Company. Mr. Melcher previously spent over five years at PHH Corporation (formerly NYSE: PHH), where he most recently served as Vice President, Deputy General Counsel and Corporate Secretary. Prior to joining PHH in 2013, Mr. Melcher spent nearly a decade practicing law at the law firm of Lowenstein Sandler LLP.

Mr. Melcher is eligible to participate in the Marlin Business Services Corp. 2019 Equity Compensation Plan, pursuant to which he may in the future be granted certain long-term incentive compensation awards, as well as the Company’s Management Cash Incentive Plan, pursuant to which Mr. Melcher has been granted, and may in the future be granted, certain annual cash incentive awards. Mr. Melcher is a Tier II participant in the Company’s Severance Pay Plan for Senior Management (previously filed with the Securities and Exchange Commission on August 5, 2015 as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015) whereby Mr. Melcher will be eligible to receive benefits in the event of certain involuntary termination circumstances, subject to the terms and conditions described in the plan. Mr. Melcher is also eligible to participate in the Company’s benefits programs, subject to the terms and conditions of each program, and as described in the plan documents and summary plan descriptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: January 6, 2019	By:	/s/ Michael R. Bogansky
	Name:	Michael R. Bogansky
	Title:	Senior Vice President & Chief Financial Officer